               CARDINAL HEALTH, INC.


           INCENTIVE DEFERRED COMPENSATION PLAN





                  EFFECTIVE
                 April 7, 1994

                            CARDINAL HEALTH, INC.
                     INCENTIVE DEFERRED COMPENSATION PLAN
                                 (the "Plan")

                                      I

                                   PURPOSE
                                   -------

   Cardinal Health, Inc. and its affiliates (collectively, the "Company") is willing to provide supplemental retirement benefits out of its general assets to certain key employees as an incentive for those individuals to continue their relationship with the Company and to provide the benefits such individuals could otherwise earn under the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan (the "Qualified Plan") if certain federal law restrictions did not apply. Only a select group of the Company's management or highly compensated employees will be eligible to participate in this program. The Company's goal is to retain and reward its key employees by helping them to accumulate benefits for a comfortable retirement.

                                      II

                                 ELIGIBILITY
                                 -----------

   Selection of the Company employees eligible to participate in the Plan is within the sole discretion of the Chairman of Cardinal Health, Inc. Only high income or key management employees are eligible for selection by the Chairman. If you fall into one of these groups and are chosen by the Chairman to participate in the Plan, you will sign an Incentive Deferred Compensation Agreement which details the requirements you must satisfy to be eligible to receive this supplemental retirement benefit from the Company. The Chairman will review and determine his selections each year. Thus, selection in one year does not automatically confer a right to participate in succeeding years.

                                     III

                INCENTIVE DEFERRED COMPENSATION ACCUMULATIONS
                ---------------------------------------------

   The benefits provided to participants under their Incentive Deferred Compensation Agreements are paid from the Company's general assets. The program is, therefore, considered to be an "unfunded" arrangement as amounts are not set aside or held by the Company in a trust, escrow, or similar account or fiduciary relationship on your behalf. Each participant's rights to benefits under the Plan are equivalent to the rights of any unsecured general creditor of the Company. However, the Company may open accounts with one or more investment companies selected by the Chairman, in his discretion, including from among those used as investment options under the Qualified Plan, and may invest funds subject to this Plan in these mutual funds. Each participant may be permitted to direct how the portion of the Company's funds allocable to him or her is invested from among the available options, if such investment accounts are established. The Company currently expects any such options to be similar to those available under the Qualified Plan, but is not obligated to make these or any other particular investment options available. All investments shall at all times continue to be a part of the Company's general assets for all purposes.


   To measure the amount of the Company's obligations to a participant in this program, the Company will maintain a bookkeeping record or account of each participant's
"Accumulations". There are three basic components of each participant's Accumulations:


      First, the Company may credit to your Accumulations each calendar year during which you are selected to participate in the Plan an amount equal to 3% of your compensation from the Company in excess of the compensation limit applicable to the Qualified Plan under the Internal Revenue Code (currently $150,000 per year) but not more than $250,000. For this purpose, your compensation includes salary, commission and bonus payments made for the year, but does not include other cash or noncash compensation, expense reimbursements or other benefits provided by the Company, other than your own salary deferrals into this Plan or the Qualified Plan. In addition, the Company may make an additional profit sharing contribution to the Plan for a year, in the Company's discretion, to be credited to your
   Accumulations.   One of the purposes of these
   contributions is to make up the portion of automatic and special profit sharing contributions to the Qualified Plan that you are losing due to the capping of pay eligible for consideration under the Qualified Plan under Internal Revenue Code rules. All contributions under this provision to your Accumulations, as adjusted for earnings or losses (described below), are referred to as your "PROFIT SHARING VALUE."


      Second, to encourage each participant to invest in
   his or her own future, you may also elect (within 30 days of when you first become eligible to participate in the Plan for your initial year of participation or, for subsequent years, not later than the December 31 prior to each such year) to defer payment of a portion of your compensation to be earned during the balance of the current or next calendar year, as applicable, as a credit
   to your Accumulations.   This second source of
   Accumulations, adjusted for earnings or losses as described below, is known as the "DEFERRAL VALUE." The minimum amount you may defer is 1% and the maximum is 15% (of the first $250,000 of your compensation), less the amount deferrable through the Qualified Plan. Also, who is eligible to participate in the deferral portion of the Plan is determined on a year to year basis by the Company. If you were a participant one year but are not eligible in a succeeding year, you will still be a participant, but will be treated as "inactive."


      Third, the Company will also match your deferral at the same rate it is generally matching 401(k) deferrals under the Qualified Plan for the period in question. Any "caps" on the match under the Qualified Plan will also apply to this Plan, with the match under this Plan being offset by the match to the Qualified Plan to the extent duplicative. For example, if the Qualified Plan match for the year is 75 cents on the dollar, up to the first 3% of salary deferrals, and you are eligible to defer 5% of the first $150,000 of pay to the Qualified Plan (under the special discrimination-testing rules of that plan), then only the first 3% of deferrals from the portion of your salary above $150,000 but less than $250,000 will be matched under this Plan. The amounts credited to your Accumulations on a matching basis, adjusted for earnings or losses as described below, are referred to as your "MATCHING VALUE."


   EARNINGS (OR LOSSES): At least once each calendar year while you have a credit balance in your Accumulations, the Company will credit your Accumulations with earnings (or losses), if any, for the period since the last such crediting and determine the value of your Accumulations at that time. The earnings (or losses) may either be credited on the basis of the earnings (or losses) allocable to your directed portion of the Company investments, if any, or on the basis of a hypothetical earnings rate, as determined by the Company in its sole discretion. The Company also reserves the right to adjust the earnings (or losses) credited to your Accumulations and to determine the value of your Accumulations as of any date by adjusting such earnings (or losses) or such fair market value for the Company's tax and other costs of providing this Plan.


   These earnings will compensate for the postponement of the receipt of the Accumulations and give you the benefit of tax-deferred growth of the accumulating amounts. Under current federal income tax rules, the amounts credited to your Accumulations, including earnings, will not be taxable income to you in the year they are credited to your account. You, or your beneficiaries in the event of your death, will generally be taxable on these amounts and the credited earnings only if and when benefits are actually paid to you. Thus, this program provides the opportunity to defer income and the payment of income taxes.

                                      IV
                                   BENEFITS
                                   --------


A.  Vesting
    -------

     If you participate in the deferral portion of the Plan, your Deferral Value will always be 100% "vested". This means you will always be entitled to receive benefits from this portion of your Accumulations.


     The portion of your Accumulations derived from the Profit Sharing Value and the Matching Value will not be fully vested until you complete 5 years of service for the Company. A "year of service" for this purpose means a period of 12 consecutive calendar months during which you were employed by the Company and worked at least 1,000 hours. Years of service are calculated from the date you were first hired as an employee by the Company, and anniversaries of that date. The schedule for vesting is as follows:



                                     Vested
         Years of Service          Percentage
         ----------------          ----------

          Less than 2                 None
          2 but less than 3            25%
          3 but less than 4            50%
          4 but less than 5            75%
          5 or more                   100%


     In addition, you also become 100% vested in your Accumulations upon your death or if you become permanently disabled prior to retirement or other termination of service with the Company, or upon a "Change in Control," regardless of your years of service. "Change in Control" means: (i) the purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions), directly or indirectly, which results in beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of such person, entity or group of persons equalling 30 percent or more of either the outstanding common shares of Cardinal Health, Inc. ("Cardinal") or the combined voting power of the then-outstanding securities of Cardinal entitled to vote in the election of directors of Cardinal, or (ii) the approval by the shareholders of Cardinal of a reogranization, merger, or consolidation, with respect to which in each case persons who were shareholders of Cardinal immediately prior to such reorganization, merger or consolidation do not (solely because of their common shares of Cardinal owned immediately prior to such reorganization, merger, or consolidation) immediately thereafter, own more than 50 percent of the combined voting power entitled to vote in the election of directors of the then-outstanding securities of the reorganized, merged or consolidated company, or (iii) a liquidation or dissolution of Cardinal, or (iv) the sale of all or substantially all of Cardinal's assets.


B.  Forfeiture of Benefits
    ----------------------


     If your employment with the Company terminates for any reason other than death, disability, or a Change in Control prior to the time you have completed 5 years of service, you will forfeit some or all (based on the above schedule) rights to receive benefits under the Plan, except that you will still be entitled to receive benefits based on your Deferral Value.


C.  Payment of Benefits.
    -------------------


     1. RETIREMENT BENEFITS. You will be eligible to receive retirement benefits under the plan upon your retirement after attaining age 65 with five years of service. Retirement benefits will generally be paid as a monthly benefit payable for 60 months. The amount of your benefit will equal the amount necessary to amortize your total Accumulations over the 60 month period. The amount payable each month will either be based on an approximately equal amortization of principal plus actual earnings (or less actual losses) or an amortization based on an assumed interest rate declared by the Company from time to time during the period of distribution. You must give the Company at least 30 days advance written notice of your intention to retire and receive retirement benefits. Actual benefit payments will begin on the first day of the second month following your satisfaction of all requirements for payment.


     2. DISABILITY BENEFITS. If you become totally disabled before satisfying the requirements for retirement benefits, you will be eligible to receive payment of the amounts credited to your Accumulations as a monthly benefit commencing after six months of total disability and payable for 60 months. The amount of the benefit will be determined in the same manner as retirement benefits. For this purpose, "total disability" means a physical or mental condition which totally and presumably permanently prevents you from engaging in any substantially gainful activity. It is up to the Company to determine whether you qualify as being totally disabled and the Company may require you to submit to periodic medical examinations to confirm that you are, and continue to be, totally disabled. If your disability ends, your disability benefit payments will stop. However, you could continue to qualify for benefits under another provision of the Plan.


     3. DEATH BENEFITS. In the event of your death while receiving benefit payments under the Plan, the Company will pay the beneficiary or beneficiaries designated by you any


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
remaining payments due under the terms of your Incentive Deferred Compensation Agreement, using the same method of distribution in effect to you at the date of your death. In the event of death prior to beginning to receive benefits under the Incentive Deferred Compensation Agreement, the Company will pay any vested benefits to your beneficiary or beneficiaries, beginning as soon as practicable after your death. In this case, benefits will generally be paid as a monthly benefit payable for 60 months computed in the same manner as retirement benefits. The Company will provide you with the form for designating your beneficiary or beneficiaries. If you fail to make a beneficiary designation, or if your designated beneficiary predeceases you or cannot be located, any death benefits will be paid to your estate.


   4. OTHER TERMINATION OF SERVICE. If your service with the Company terminates for any reason other than retirement, death, or total disability, then the vested portion of your Accumulations will be paid to you as a monthly benefit payable for 60 months computed in the same manner as retirement benefits, beginning as soon as administratively practicable after your employment terminates.


   5. PAYMENT ALTERNATIVES. At the Company's election, or upon your request, benefits may be paid in a lump sum or over a shorter or longer period of time than the 60 months generally called for, as described above. However, no request by you or your beneficiaries for a different payment method will be binding on the Company, and any accelerated or deferred payment of benefits shall be made only in the sole discretion of the Company. In addition, the Company may alter the payment method in effect from time to time in its discretion, for example, in order to avoid the loss of a deduction under Code Section 162(m). If the payment method is altered, the amount you or your beneficiaries will receive will be computed under one of the alternative methods for determining payment amounts provided for under the normal form of distribution for your Accumulations, determined by the Company in its discretion.


   6. CHANGE IN CONTROL. If a Change in Control occurs, and your employment with the Company (or its successor) terminates within two years after the Change in Control occurred, then you shall be entitled to receive your Accumulations in a single lump sum within 30 days of your termination of employment, notwithstanding any other provision of this Plan or your Incentive Deferred Compensation
Agreement. Also, following a Change in Control, the Company's discretion to alter the payment methodology (described in Section 5, above) is limited to accelerating your benefits; the Company cannot, after a Change in Control, defer the commencement of payments or extend the period of distribution beyond the normal periods described in the preceding sections (1-4).

                                      V

                           MISCELLANEOUS PROVISIONS
                           ------------------------


A.  No Right to Company Assets.
    --------------------------

      As explained previously, this Incentive Deferred Compensation Plan is an unfunded arrangement and the agreement you will enter into with the Company does not create a trust or any kind of a fiduciary relationship between the Company and you, your designated beneficiaries or any other person.
   To the extent you, your designated beneficiaries, or any other person acquires a right to receive payments from the Company under the Incentive Deferred Compensation Agreement, that right is no greater than the right of any unsecured general creditor of the Company.


B.  Modification or Revocation.
    --------------------------

      Your Incentive Deferred Compensation Agreement will continue in effect until revoked, terminated, or all benefits are paid, even during any period of time when you are an "inactive" participant because you are not designated by the Company as eligible to accumulate additional benefits. However, the Incentive Deferred Compensation Agreement and this Plan may be amended or revoked at any time, in whole or in part, by the Company in its sole discretion. Unless you agree otherwise, you will still be entitled to the vested benefit, if any, that you have earned through the date of any amendment or revocation. Such benefits will be payable at the times and in the amounts provided for in the Incentive Deferred Compensation Agreement, or the Company may elect to accelerate distribution and pay all amounts due immediately.


C.  Rights Preserved.
    -----------------

      Nothing in the Incentive Deferred Compensation Agreement or this Plan gives any employee the right to continued employment by the Company. The relationship between you and the Company shall continue to be "at will" and may be terminated at any time by the Company or you, with or without cause, except as may be specifically set forth in any separate written employment agreement between you and the Company.


D.  Controlling Documents.
    ----------------------

      This is merely a summary of the key provisions of the Incentive Deferred Compensation Agreement currently in use by the Company. In the event of any conflict between the provisions of this Plan and the Incentive Deferred
   Compensation Agreement, the agreement shall in all cases control.

                            CARDINAL HEALTH, INC.
                  INCENTIVE DEFERRED COMPENSATION AGREEMENT



   This agreement is made effective __________________, 19__, at Dublin, Ohio, by and between Cardinal Health, Inc., an Ohio corporation, and/or one of its affiliated companies (collectively the "Company"), and _____________________________, an employee of the
Company ("Participant").



                            Background Information
                            ----------------------

   A. It is the desire of the Company to assist the Participant in providing for his retirement through the use of a deferred compensation arrangement, and to encourage the Participant to continue employment with the Company until retirement age.


   B. The Company is willing to provide such supplemental retirement benefits to the Participant out of its general assets, provided he satisfies the requirements of this agreement for such benefits, as an incentive for the Participant to continue his employment relationship with the Company.


   C. Participant also desires to defer and postpone a portion of the compensation to be earned for services to be rendered in the balance of the current year and in subsequent years of employment, and from time to time thereafter, and in consideration of the performance of future services for the Company by the Participant, the Company is willing to permit the Participant to defer and postpone a portion of such compensation, on the terms and subject to the conditions of this agreement.



                  AGREEMENT
                  ---------

   The Company and the Participant acknowledge the accuracy of the foregoing background information and agree as follows:


               ARTICLE I - EMPLOYMENT
               ----------------------

   Section 1.1 EMPLOYMENT. The Company agrees to employ the Participant and the Participant agrees to serve the Company in such capacity as the Company may designate from time to time, and on such terms and conditions as the Company in its sole discretion may request, until terminated by either party, or on such terms as may be set forth in a separate written employment agreement between the
parties, if any.   During the term of his employment, the
Participant shall devote all of his time, attention, skill, and efforts to the performance of his duties for the Company.

   Section 1.2 COMPENSATION. The Company shall pay the Participant during the term of his employment hereunder such salary and such other compensation as may be specifically provided for under any written employment agreement between the parties, or, if none, as the Company may from time to time determine. As additional incentive compensation and supplemental retirement income, the Company shall also pay the benefits provided in Article III, below, to the Participant provided he satisfies all the requirements and conditions set forth in this agreement to be entitled to such benefits.


   Section 1.3 RIGHTS PRESERVED. Nothing in this agreement shall be construed to confer upon the Participant the right to continue in the employment of the Company, or to require the Company to continue the employment of the Participant. The employment relationship between the Company and the Participant shall be "at will" and may be terminated at any time by the Company or the Participant with or without cause, except as may otherwise be specifically provided in any written employment agreement between the parties.


        ARTICLE II - DEFERRED COMPENSATION ACCUMULATIONS
        ------------------------------------------------

   Section 2.1 PROFIT SHARING VALUE.   The Company may, in its discretion,
credit to the Participant's Accumulations (as hereinafter defined) each calendar year an amount equal to 3% of the Participant's Compensation from the Company in excess of the dollar limitation in effect for the year under Section 401(a)(17) of the Internal Revenue Code of 1986, as amended (the "Code"), but not more than $250,000. For this purpose, "Compensation" includes only salary, commission, and bonus payments made to the Participant for personal services rendered to or for the Company during the year, or contributed to this Plan under Section 2.2 or to the Cardinal Health, Inc. Profit Sharing and Retirement Savings Plan (the "Qualified Plan") on behalf of the Participant pursuant to a salary deferral election, and does not include other cash or noncash compensation, expense reimbursements, or fringe benefits provided to the Participant. In addition, the Company may make an additional discretionary contribution for a year to the Participant's Accumulations, as determined by the Company in its discretion. All contributions to the Participant's Accumulations under this Section 2.1, as adjusted for real or hypothetical earnings or losses as set forth in Section 2.3 below, shall be referred to as the "Profit Sharing Value."


   Section 2.2 DEFERRAL AND MATCHING VALUES. Within 30 days of the effective date of this agreement, and not later than any subsequent December 31 of each year throughout the term of this agreement, the Participant and the Company may, by mutual written agreement, provide for deferred and postponed payment of a percentage of the



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
Participant's Compensation which otherwise would be paid during the balance of the initial or next calendar year, as applicable, of employment for services to be rendered in that year. Whether the Participant is eligible to elect such a deferral during any calendar year is determined by the Company, in its discretion, and the eligibility of the Participant during one year does not affect eligibility in subsequent years. The Participant shall continue as a participant during any ineligible years, but shall be treated as inactive. The minimum amount which may be deferred by the Participant during an active year is 1% of Compensation (up to $250,000 per year) and the maximum amount which may be so deferred is 15% of Compensation (up to $250,000 per year), less the amount deferable through the Qualified Plan. The Company will credit the deferred compensation amount agreed to for the next calendar year to the Participant's Accumulations from time to time as the deferred amounts otherwise would have been earned by the Participant. Amounts credited to the Participant's Accumulations due to such voluntary deferral elections, as adjusted for real or hypothetical earnings or losses as set forth in Section 2.3 below, shall be referred to as the "Deferral Value." In addition, the Company will credit a matching amount to the Participant's Accumulations equal to the same rate of match applicable to salary deferrals under the Qualified Plan for the year, but only with respect to the portion of a Participant's Compensation deferrals that would be eligible to be matched under the Qualified Plan if the Participant were permitted to make such deferrals to that plan under the Code.
The Company's matching amounts credited to the Participant's Accumulations, as adjusted for real or hypothetical earnings or losses as set forth in Section 2.3 below, shall be referred to as the "Matching Value."


   Section 2.3 RECORD OF ACCUMULATIONS. Solely for the purpose of measuring the amount of the Company's obligations to the Participant or his beneficiaries under this agreement, the Company will maintain a separate bookkeeping record of the Profit Sharing Value, the Deferral Value, and the Matching Value (jointly, the Participant's "Accumulations"). The Company, in its discretion, may either credit a hypothetical earnings rate to the Participant's balance of Accumulations for the year, or may actually invest an amount equal to the amount credited to the Participant's Accumulations from time to time in an account or accounts in its name with investment media or companies, which investment options may include some or all of those used for investment purposes under the Qualified Plan, as determined by the Company in its discretion. If such separate investments are made, the Participant may be permitted to direct the investment with such investment companies of the portion of the Company's accounts allocable to him under this agreement in the same manner he is permitted to direct the investment of his account in the Qualified Plan, except that certain of the investment options, including Company stock, may not be available options under this agreement. The Company is not obligated to make these or any other particular investment options available, however, if investments are in fact made.


    The Company will credit the Participant's Accumulations with hypothetical or actual earnings or losses at least annually based on the earnings rate declared by the Company or the performance results of the Company's account(s) invested pursuant to the Company's or the Participant's directions, and shall determine the fair market value of the Participant's Accumulations based on the bookkeeping record or the fair market value of the portion of the Company's accounts representing the Participant's Accumulations. The determination of the earnings, losses or fair market value of the Participant's Accumulations may be adjusted by the Company to reflect its payroll, income or other taxes or costs associated with this agreement, as determined by the Company in its sole discretion.


               ARTICLE III - BENEFITS
               ----------------------

    Section 3.1 ELIGIBILITY FOR BENEFITS - VESTING. The Participant or his beneficiaries shall be entitled to benefits from the Company as set forth in this Article III only upon satisfaction of the vesting requirements of this section. The Participant shall not be fully vested in and entitled to benefits hereunder until completion of five years of service for the Company. A "Year of Service" for vesting purposes means a period of twelve consecutive calendar months during which the Participant was employed by the Company and worked at least 1,000 hours, as determined by the Company. Years of Service shall be calculated from the Participant's hire date and anniversaries thereof. The Participant shall also become 100% vested in his Accumulations upon his death or Total Disability prior to retirement or other termination of service, or upon a Change in Control, regardless of his years of service for the Company.


    "Total Disability" under this agreement shall mean a physical or mental condition which totally and presumably permanently prevents the Participant from engaging in any substantially gainful activity. The Company shall determine the existence of a total disability in its sole discretion and may require the Participant to submit to periodic medical examinations at the Participant's expense to confirm the existence and continuation of a total disability.


    "Change in Control" under this agreement shall mean: (i) the purchase or other acquisition by any person, entity or group of persons (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 ("Act"), or any comparable successor provisions), directly or indirectly which results in the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of such person, entity or group of persons equalling 30 percent or more of either the outstanding common shares of Cardinal Health, Inc. ("Cardinal") or the combined voting power of the then-outstanding securities of Cardinal entitled to vote in the election of directors of Cardinal, or (ii) the approval by the shareholders of Cardinal of a reorganization, merger, or consolidation, with respect to which in each case persons who were shareholders of Cardinal immediately prior to such reorganization, merger or consolidation do not (solely because of their common shares of Cardinal owned immediately prior to such reorganization, merger, or consolidation), immediately thereafter, own more than 50 percent of the combined voting power entitled to vote in the election of directors then-outstanding securities of the reorganized, merged or consolidated company, or (iii) a liquidation or dissolution of Cardinal, or (iv) the sale of all or substantially all of Cardinal's assets.


   If the Participant terminates employment with the Company for any reason other than death, Total Disability, or a Change in Control, prior to the date he has completed 5 Years of Service as defined above, all rights of the Participant, his designated beneficiaries, executors, administrators, or any other person to receive benefits under this agreement shall vest in accordance with the following schedule, with the unvested percentage being forfeited.


         Years of Service       Percentage Vested
         ----------------       -----------------
          Less than 2               None
          2 but less than 3          25%
          3 but less than 4          50%
          4 but less than 5          75%
          5 or more                 100%


If the Participant is subsequently re-employed by the Company, no benefits forfeited hereunder shall be reinstated, and the Participant shall not be given credit for his prior Years of Service with the Company under any incentive deferred compensation agreement entered into upon such re-employment unless, and then only to the extent that, the Company determines otherwise in its sole discretion.


   Notwithstanding the foregoing, the Participant shall always be 100% vested in the portion of his Accumulations attributable to his Deferral Value.


   Section 3.2 RETIREMENT BENEFITS.   Upon retirement after attaining
age 65 with 5 Years of Service as defined in Section 3.1, the Participant shall be eligible to receive payment of the amounts credited to the

Participant's Accumulations as a monthly benefit payable for 60 months. The amount of this monthly benefit shall equal the amount necessary to amortize the Participant's Accumulations in approximately equal monthly installments of principal plus actual earnings (or less actual losses) during the period of distribution or, in the Company's sole discretion, the monthly distributions may instead be computed based on the amortization of the Participant's Accumulations as a monthly benefit payable for 60 substantially equal monthly installments computed using an interest rate declared by the Company in its sole discretion from time to time during such period of distribution. In the event the retirement benefits payable pursuant to this agreement are subject to taxation under the Federal Insurance Contributions Act, Federal Unemployment Tax Act or any similar present or future tax levied on employers for payments to employees, the amount payable hereunder shall be reduced by the Company's share of any such tax payable with respect to the retirement benefits. The Participant must provide the Company at least 30 days advance written notice of his intention to retire and receive benefits hereunder. Payment of benefits shall begin on the first day of the second month following satisfaction of all requirements for a benefit hereunder.


   Section 3.3 DEATH BENEFITS. In the event of the death of the Participant while receiving benefit payments under any provision of this agreement, the Company shall pay the beneficiary or beneficiaries designated by the Participant the remaining payments due under this agreement in accordance with the method of distribution in effect to the Participant at the date of death. In the event of the death of the Participant prior to the commencement of the distribution of benefits under this agreement, the Company shall pay the vested portion of such benefits to the beneficiary or beneficiaries designated by the Participant, beginning as soon as practicable after the Participant's death. Such benefits shall be paid as a monthly payment equal to the amount necessary to amortize the Participant's Accumulations as a monthly benefit payable for 60 months, computed under one of the alternative methods provided for retirement benefits under Section 3.2, as selected by the Company in its sole discretion.


   Section 3.4 DISABILITY BENEFITS.   Upon the Participant's Total
Disability as defined in Section 3.1 prior to satisfying the requirements for a retirement benefit under Section 3.2, the Participant shall be eligible to receive payment of the amounts credited to his Participant's Accumulations as a monthly benefit commencing after six months of total disability and payable for 60 months. The amount of this monthly benefit shall equal the amount necessary to amortize the Participant's Accumulations as a monthly benefit payable for 60 months, computed under one of the alternative methods provided for retirement benefits under Section 3.2, as selected by the Company in its sole discretion.

   Disability shall be considered to have ended and entitlement to a disability benefit shall cease if the Participant (a) is reemployed by the Company, or (b) engages in any substantially gainful activity, except for such employment as is found by the Company in its sole discretion to be for the primary purpose of rehabilitation or not incompatible with a finding of total and permanent disability. If entitlement to a disability benefit ceases in accordance with the provisions of this paragraph, the Participant shall not be prevented from qualifying for a benefit under another provision of this agreement.


   Section 3.5 TERMINATION OF SERVICE FOR OTHER REASONS.   If the
Participant's service for the Company terminates for any reason other than retirement in accordance with Section 3.2, death, or Total Disability, then the vested portion of the Participant's
Accumulations shall be paid, beginning as soon as administratively practicable, to the Participant as a monthly benefit payable for 60 months, computed under one of the alternative methods provided for retirement benefits under Section 3.2, as selected by the Company in its sole discretion.


   Notwithstanding anything in this agreement to the contrary, if the Participant's employment terminates within two years after a Change in Control occurred, then the Participant's Accumulations shall be payable in a single lump sum within 30 days after the termination of the Participant's employment.


   Section 3.6 PAYMENT ALTERNATIVES. At the Company's election, or upon request by the Participant or his designated beneficiary following the Participant's retirement, other termination of service, disability, or death, the entire vested balance of the Participant's Accumulations may be payable hereunder at any time in lump sum or over a shorter or longer period of time than the 60 months generally called for in the sections above, provided, however, that no such request shall be binding upon the Company and any accelerated or deferred payment hereunder shall be made only in the sole discretion of the Company. In addition, the Company may alter the payment method in effect from time to time in its sole discretion as necessary or desirable to avoid the loss of a tax deduction under Code Section 162(m). The amount of monthly payments to be made over a period of time other than 60 months shall be computed under one of the methodologies applicable to the payment of benefits under this agreement in the normal form of distribution, as determined by the Company in its sole discretion.
Notwithstanding the foregoing, if a Change in Control occurs, the Company may under no circumstances and for no reason, including but not limited to those recited herein, extend the payment period beyond, or delay the commencement of payments to a date later than, that otherwise specifically provided for under Sections 3.2-3.5, above.

    +SC3.7 BENEFICIARY DESIGNATION. The Participant shall designate one or more beneficiaries on a form to be supplied by the Company to receive any Accumulations payable in the event of his death.
The Participant may change his beneficiary designation at any time
 (without the consent of any prior beneficiary) by executing a revised beneficiary designation form and delivering it to the
Company before his death.    In the absence of a beneficiary
designation, or in the event the designated beneficiary predeceases the Participant or cannot be located, any death benefits provided under this agreement shall be paid to the Participant's estate.


              ARTICLE IV - MISCELLANEOUS
              --------------------------

    Section 4.1 RIGHT TO ASSETS. Nothing contained in this agreement and no action taken pursuant to the provisions of this agreement shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and the Participant, any designated beneficiary, or any other person. If the Company elects to invest any funds in connection with this agreement, all such investments shall continue for all purposes to be a part of the general assets of the Company, and no person other than the Company shall by virtue of the provisions of this agreement have any interest in such funds. To the extent the Participant, any designated beneficiary, or any other person acquires a right to receive payments from the Company under this agreement, such right shall be no greater than the right of any unsecured general creditor of the Company.


    Section 4.2 ASSIGNMENT AND ALIENATION PROHIBITED. Neither the Participant, his surviving spouse, nor other beneficiaries under this agreement shall have the power or right to transfer, assign, anticipate, hypothecate, mortgage, commute, modify, or otherwise encumber, in advance, any of the benefits payable hereunder, nor shall any of said benefits be subject to seizure for the payment of any debts, judgments, alimony, or separate maintenance owed by the Participant or his beneficiary, nor be transferable by operation of law in the event of bankruptcy, insolvency, or otherwise. In the event the Participant or any beneficiary attempts assignment, commutation, hypothecation, transfer, or disposal of the benefits hereunder, the Company's liabilities shall forthwith cease and terminate.


    Section 4.3 REVOCATION. This agreement shall continue in effect until revoked or terminated and, specifically shall continue in effect during any period when the Company, in the exercise of its discretion, decides that the Participant is not entitled to participate in any profit sharing, deferral, or matching contributions to his Accumulations. This agreement may be amended or revoked at any time or times, in whole or in part, by the Company in its sole discretion. However, unless the parties agree otherwise, in the event of a modification or revocation, the Participant shall be entitled to the vested benefits, if any, that have accrued through the date of such amendment or revocation.
Such benefits shall be payable at such times and in such amounts as are provided in this agreement, or the Company may, in its sole discretion, elect to accelerate distribution and pay all vested amounts at any time after this agreement terminates.


    Section 4.4 EFFECT ON OTHER COMPANY BENEFIT PLANS. Nothing contained in this agreement shall affect the right of the Participant to participate in or be covered by any qualified or non-qualified pension, profit-sharing, group, bonus, or other supplemental compensation or fringe benefit plan constituting a part of the Company's existing or future compensation structure. Should the amount of the Participant's benefits available under the Qualified
Plan be reduced in any year by reason of the Participant's elective deferrals under this agreement, the Company may, in its discretion, increase the Participant's Accumulations hereunder to compensate for such reduction.


    Section 4.5 INTERPRETATION. The Board of Directors of the Company, or the Compensation Committee or the Chairman as its designee, shall have full power and authority to interpret, construe, and administer this agreement, and the interpretation and construction thereof and actions thereunder by the Board or its designee, including any valuation of the Participant's Accumulations or the amount or recipient of the payments to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Board of Directors nor any designee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of this agreement, provided that the foregoing shall not relieve any person of liability for any action taken or omitted in bad faith. Whenever under this agreement monthly benefits may be payable in substantially equal monthly installments computed using an interest rate declared by the Company in its sole discretion from time to time during such period of distribution, the calculation of such monthly benefit payments shall be made under any method deemed reasonable by the Company, in its sole discretion.


    Section 4.6 BINDING EFFECT. This agreement shall be binding upon and inure to the benefit of the Company, its successors, and assigns and the Participant and his heirs, executors, administrators, and legal representatives.


    Section 4.7 ENTIRE AGREEMENT. This agreement and its exhibits, if any, represent and embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings relative to this subject matter.

   Section 4.8 GENDERS AND NUMBERS. Whenever permitted by the context each pronoun shall include other genders or numbers, and each noun shall include other numbers.


   Section 4.9 CAPTIONS. The captions at the beginnings of the several sections of this agreement are not part of the context of this agreement, but are merely labels to assist in locating those sections, and shall be ignored in construing this agreement.


   Section 4.10 APPLICABLE LAW. Cardinal Health, Inc. is an Ohio corporation and has its principal offices in the State of Ohio. This agreement has been negotiated and executed in the State of Ohio and the parties hereby agree that the validity, meaning, and performance of this agreement are to be determined, governed, and enforced under the laws of the State of Ohio, except that any applicable conflict or choice of laws principles of Ohio law that would result in the application of the laws of any other state or jurisdiction to the validity, meaning, or performance of this agreement shall not apply.


                  COMPANY:

                  -----------------------------------------------


                  By ____________________________________________


                  Title: ________________________________________


                  Participant:

                  _______________________________________________

                            CARDINAL HEALTH, INC.
                  INCENTIVE DEFERRED COMPENSATION AGREEMENT


                             CONFIRMATION OF 1994
                            DEFERRED COMPENSATION
                            ---------------------

Pursuant to the provisions and subject to the conditions of the Incentive Deferred Compensation Agreement between Cardinal Health, Inc. (the "Company") and the undersigned Participant, it is hereby agreed that the following percentage of the Participant's compensation which otherwise would be paid during the balance of the current year (if this is the initial year of the Participant's participation) or during the calendar year next following the date of this confirmation (for subsequent years) for services to be rendered in that year (or portion thereof) shall be deferred and postponed for payment until after retirement or other termination of service of the Participant as provided for in said Incentive Deferred Compensation Agreement: ______% of Compensation up to the dollar cap under the Incentive Deferred Compensation Agreement, with the deferral percentage on the portion of such Compensation up to the "Qualified Plan Limit" under Internal Revenue Code Section 401 (a)(17) reduced and offset by the deferral percentage elected by the Participant for the year under the Company's tax-qualified retirement plan.


                                    ____________________________


                                    Date: ______________________


Accepted by
CARDINAL HEALTH, INC.


By: ____________________________


Title:__________________________

                            CARDINAL HEALTH, INC.
         INCENTIVE DEFERRED COMPENSATION AGREEMENT (THE "AGREEMENT")

                          Designation of Beneficiary
                          --------------------------


Participant's Name: ______________________________ SSN: _________________


I. Pursuant to the provisions of the Agreement permitting designation of a beneficiary or beneficiaries by a participant, I hereby designate the following person or persons as primary and secondary beneficiaries of any accumulations under the Agreement payable by reason of my death:


    Primary Beneficiary [include address, relationship and
    social security number, if [known]: _______________________________
    ___________________________________________________________________
    ___________________________________________________________________


    Secondary Beneficiary [include address, relationship and
    social security number, if known]: ________________________________
    ___________________________________________________________________
    ___________________________________________________________________

    I RESERVE THE RIGHT TO REVOKE OR CHANGE ANY BENEFICIARY DESIGNATION. I HEREBY REVOKE ALL PRIOR DESIGNATIONS (IF ANY) OF BENEFICIARIES AND SECONDARY BENEFICIARIES


    The Company shall pay all sums payable under the Agreement by reason of my death to the primary beneficiary, if he or she survives me, and if no primary beneficiary survives me, then to the secondary beneficiary. If no named beneficiary survives me, then the Company shall pay all amounts in accordance with the terms of the Agreement. NOTE: Unless you provide otherwise in completing this designation, the Company shall pay all sums payable to more than one beneficiary equally to the living beneficiaries.




_____________________________     _____________________________________
  Date of this Designation          Signature of Participant